UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2003

REPTRON ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-23426	38-2081116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13700 Reptron Boulevard, Tampa, Florida	33626
(Address of principal executive offices)	(Zip Code)

(813) 854-2351

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2 . ACQUISITION OR DISPOSITION OF ASSETS.

On June 13, 2003, Reptron Electronics, Inc. (“Reptron”) reported the consummation of a previously announced agreement to sell the assets (other than accounts receivable) and business (the “Division Sale”) of its electronic components distribution division (the “Distribution Division”) to Jaco Electronics, Inc. (“Jaco”) for a purchase price of approximately $9.2 million (the “Purchase Price”), consisting of approximately $5.6 million in cash paid to Reptron at closing, and the assumption of certain liabilities by Jaco, totaling approximately $3.6 million. The Purchase Price was determined as a result of arms-length negotiations between Reptron and Jaco. The previously reported initial purchase price of $10.4 million was adjusted downward to reflect a reduction in the amount of the assets acquired. To Reptron’s knowledge, neither Reptron nor any of its affiliates, directors or officers, nor any associate of such director or officers, has any relationship with Jaco.

The Division Sale was consummated under, and in accordance with, that certain Asset Purchase Agreement, dated as of May 19, 2003 (the “Original Agreement”), by and between Reptron and Jaco and as amended by that First Amendment to Asset Purchase Agreement, dated as of June 2, 2003, by and between Reptron and Jaco (the “Amendment”, and together with the Original Agreement, the “Agreement”). The Original Agreement and the Amendment are attached as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated herein by reference. The assets sold by Reptron to Jaco under the Agreement consisted primarily of inventory and equipment used in the Distribution Division. Jaco assumed identified accounts payable of the Distribution Division, and the obligations under identified assigned contracts.

A press release containing additional information regarding the consummation of the Division Sale was issued on June 13, 2003, and is attached as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(b)	Pro Forma Financial Information.

The unaudited pro forma financial information required by this item is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

(c)	Exhibits.

2.1	Asset Purchase Agreement, dated as of May 19, 2003, by and between Reptron Electronics, Inc. and Jaco Electronics, Inc. (The schedules to the Asset Purchase Agreement have been omitted from this Report pursuant to Section 601(b)(2) of Regulation S-K, and Reptron agrees to furnish copies of such omitted schedules in a supplemental submission to the Securities and Exchange Commission upon request.)

2.2	First Amendment to Asset Purchase Agreement, dated as of June 2, 2003, by and between Reptron Electronics, Inc. and Jaco Electronics, Inc.

99.1	Press Release, dated June 13, 2003.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPTRON ELECTRONICS, INC. (Registrant)

Date: June 30, 2003	By:	/s/ PAUL J. PLANTE
Paul J. Plante President, Chief Operating Officer and Principal Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Document Description

2.1	Asset Purchase Agreement, dated as of May 19, 2003, by and between Reptron Electronics, Inc. and Jaco Electronics, Inc. (The schedules to the Asset Purchase Agreement have been omitted from this Report pursuant to Section 601(b)(2) of Regulation S-K, and Reptron agrees to furnish copies of such omitted schedules in a supplemental submission to the Securities and Exchange Commission upon request.)

2.2	First Amendment to Asset Purchase Agreement, dated as of June 2, 2003, by and between Reptron Electronics, Inc. and Jaco Electronics, Inc.

99.1	Press Release, dated June 13, 2003.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information.